Exhibit 4.2

[Form of Class A Ordinary Share Certificate]

NUMBER C-	SHARES

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP [            ]

PIVOTAL HOLDINGS CORP

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

CLASS A ORDINARY SHARES

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES OF THE PAR VALUE OF US$0.0001 OF

PIVOTAL HOLDINGS CORP

(THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed, and subject to the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time (the “Memorandum and Articles”). The Company will be forced to redeem all of its Class A ordinary shares if it is unable to complete a business combination within the period of time set forth in the Company’s Memorandum and Articles, as more fully described in the Company’s final prospectus dated                     , 2021.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile signatures of a duly authorized officer of the Company.

Authorized Signatory	Transfer Agent

PIVOTAL HOLDINGS CORP

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Memorandum and Articles of Association and all amendments thereto and resolutions of the board of directors of the Company providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT	–	Custodian
TEN ENT	–	as tenants by the entireties			(Cust) (Minor)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors
Act (State)

Additional abbreviations may also be used though not in the above list.

For value received,                  hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

shares represented by the within Certificate, and hereby irrevocably constitutes and appoints                  Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO THE U.S. SECURITIES AND EXCHANGE COMMISSION RULE 17Ad-15 (OR ANY SUCCESSOR RULE)) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

In each case, as more fully described in the Company’s final prospectus dated                     , 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the Class A ordinary shares sold in its initial public offering and liquidates because it does not consummate an initial business combination within the period of time set forth in the Memorandum and Articles, (ii) the Company redeems the Class A ordinary shares sold in its initial public offering in connection with a shareholder vote to approve an amendment to the Memorandum and Articles (A) that would affect the substance or timing of the Company’s obligation to redeem 100% of the Class A ordinary shares if it does not consummate an initial business combination within the time period set forth therein or (B) any other provision relating to the rights of holders of Class A ordinary shares or pre-initial business combination activity or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A ordinary shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.